Exhibit 10.1

FIFTH AMENDMENT

TO

OMNIBUS AGREEMENT

This Fifth Amendment to Omnibus Agreement (this “Amendment”) is dated as of August 7, 2007 and entered into by and among DCP Midstream, LLC, a Delaware limited liability Company (“DCPM”), DCP Midstream GP, LLC, a Delaware limited liability company (“DCPM GP LLC”), DCP Midstream GP, LP, a Delaware limited partnership (the “General Partner”), DCP Midstream Partners, LP, a Delaware limited partnership (the “MLP”), and DCP Midstream Operating, LP (the “OLP”). The above-named entities are sometimes referred to in this Amendment each as a “Party” and collectively as the “Parties”.

RECITALS

A.	The Parties entered into that certain Omnibus Agreement dated as of December 7, 2005, as amended by that certain First Amendment to Omnibus Agreement dated April 1, 2006, Second Amendment to Omnibus Agreement dated November 1, 2006, Third Amendment to Omnibus Agreement dated May 9, 2007 and Fourth Amendment to Omnibus Agreement dated July 1, 2007 (together referred to as the “Omnibus Agreement”) (capitalized terms used but not defined herein shall have the meaning given thereto in the Omnibus Agreement).

B.	Section 3.3 of the Omnibus Agreement currently addresses the fixed general and administrative expenses for the original assets that were part of the MLP’s initial public offering, the Gas Supply Resources LLC assets (“GSR”) transferred to the MLP in the transaction set forth in that certain Contribution Agreement between DCP LP Holdings, LP and the MLP, dated as of October 9, 2006 (the “GSR Contribution Agreement”), the assets acquired by the MLP from Anadarko Anadarko Gathering Company and Anadarko Energy Services Company in the transaction set forth in that certain Purchase and Sale Agreement dated March 7, 2007 (the “Panther PSA”), and the 40% interest in Discovery Producer Services, LLC (the general and administrative expenses for the MLP’s 25% interest in DCP East Texas Holdings, LLC is addressed in the limited liability company agreement for that entity) transferred to the MLP in the transaction set forth in that certain Contribution Agreement between DCP LP Holdings, LP and the MLP dated May 23, 2007 (the “Columbus Contribution Agreement”).

C.	The Parties desire to amend Section 2.3(a)(iv) of the Omnibus Agreement to delete references to Discovery Producer Services, LLC in that section, amend Section 3.3 of the Omnibus Agreement to adjust the fixed general and administrative expenses to take into account additional resources used by the MLP on a full time basis, and amend Section 3.3 of the Omnibus Agreement to extend the term for an additional year so that the expiration will be December 31, 2009.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledge, the Parties hereby agree as follows:

1.	Omnibus Agreement Amendment to Section 2.3(a)(iv). The Omnibus Agreement is hereby amended by replacing Section 2.3(a)(iv) in its entirety with the following:

(iv)	the assets, liabilities, business or operations of any of (a) PanEnergy Dauphin Island LLC, a Delaware limited liability company (“PanEnergy”), (b) Gulf Coast NGL Pipeline, LLC, a Delaware limited liability company (“Gulf Coast”), (c) Centana Gathering LLC, a Delaware limited liability company (“Centana”), (d) DEFS Industrial Gas Co., LLC, a Delaware limited liability company (“DIGC”), and (e) Centana Intrastate Pipeline LLC, a Delaware limited liability company (“CIP”); and

2.	Omnibus Agreement Amendment to Section 3.3(a). The Omnibus Agreement is hereby amended by replacing Section 3.3(a) in its entirety with the following:

The amount for which DCPM shall be entitled to reimbursement from the Partnership Group pursuant to Section 3.1(b) for general and administrative expenses (excluding direct bill items associated with public company costs and insurance) associated with:

(ii)	the original assets that were part of the MLP’s initial public offering shall be a fixed fee equal to $4.8 million per year through calendar year 2006 (the “IPO G&A Expenses Limit”). After calendar year 2006, the IPO G&A Expenses Limit shall be increased annually by the percentage increase in the Consumer Price Index – All Urban Consumers, U.S. City Average, Not Seasonally Adjusted for the applicable year (the “CPI Adjustment”).

(iii)	the contribution of the GSR assets to the MLP in the GSR Contribution Agreement shall be a fixed fee equal to $2.0 million per year for calendar years 2006 and 2007 (the “GSR G&A Expenses Limit”), but shall be prorated for calendar year 2006 based on the number of days remaining in calendar year 2006 following the Closing Date (as that term is defined in the GSR Contribution Agreement). After calendar year 2007, the GSR G&A Expenses Limit shall be increased by the CPI Adjustment.

(iv)	the operation of the Antioch Gathering System (acquired under the Panther PSA) shall be a fixed fee equal to $200,000 per year for calendar year 2007 (the “Panther G&A Expenses Limit”), but shall be prorated for calendar year 2007 based on the number of days remaining in calendar year 2007 following the Closing Date (as that term is defined in the Panther PSA). After calendar year 2007, the Panther G&A Expenses Limit shall be increased by the CPI Adjustment.

(v)	the contribution to the MLP of the interest in Discovery Producer Services, LLC under the Columbus Contribution Agreement shall be a fixed fee equal to $158,000 per year for calendar year 2007 (the “Discovery G&A Expenses

Limit”), but shall be prorated for calendar year 2007 based on the number of days remaining in calendar year 2007 following the Closing Date (as that term is defined in the Columbus Contribution Agreement). After calendar year 2007, the Discovery G&A Expenses Limit shall be increased by the CPI Adjustment.

(vi)	the 2007 Adjustment to add three additional full time equivalents that devote 100% of their time to the MLP shall be a fixed fee equal to $561,584 per year for calendar year 2007 (the “2007 Adjustment Expenses Limit”), but shall be prorated for calendar year 2007 based on the number of days remaining in calendar year 2007 following August 1, 2007. After calendar year 2007, the 2007 Adjustment Expense Limit shall be increased by the CPI Adjustment.

(vii)	For time periods after December 31, 2009, DCPM and the General Partner will determine the amount of general and administrative expenses contemplated by this paragraph that will be properly allocated to the Partnership in accordance with the terms of the Partnership Agreement.

(viii)	If the Partnership Group makes any additional acquisitions of assets or businesses or the business of the Partnership Group otherwise expands following the date of this Agreement, then the IPO G&A Expenses Limit shall be appropriately increased in order to account for adjustments in the nature and extent of the general and administrative services by DCPM to the Partnership Group, with any such increase subject to the approval of both the Special Committee of DCPM GP LLC’s Board of Directors and DCPM.

3.	Acknowledgement. Except as amended hereby, the Omnibus Agreement shall remain in full force and effect as previously executed, and the Parties hereby ratify the Omnibus Agreement as amended hereby.

4.	Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered (including by facsimile) to the other Parties.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EACH OF THE UNDERSIGNED, intending to be legally bound, has caused this Amendment to be duly executed and delivered to be effective as of August 7, 2007, regardless of the actual date of execution of this Amendment.

DCP MIDSTREAM, LLC

By:	/s/ Brent L. Backes
Name:	Brent L. Backes
Title:	Group Vice President, General Counsel & Secretary

DCP MIDSTREAM GP, LLC

By:	/s/ Greg K. Smith
Name:	Greg K. Smith
Title:	Vice President

DCP MIDSTREAM GP, LP
By:	DCP MIDSTREAM GP, LLC, its general partner

By:	/s/ Greg K. Smith
Name:	Greg K. Smith
Title:	Vice President

DCP MIDSTREAM PARTNERS, LP
By:	DCP MIDSTREAM GP, LP, its general partner
By:	DCP MIDSTREAM GP, LLC, its general partner

By:	/s/ Greg K. Smith
Name:	Greg K. Smith
Title:	Vice President

DCP MIDSTREAM OPERATING, LP

By:	/s/ Greg K. Smith
Name:	Greg K. Smith
Title:	Vice President

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